UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2026

Box, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Jefferson Ave.

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(877) 729-4269

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2026, Eli Berkovitch, the principal accounting officer and Vice President, Chief Accounting Officer and Controller of Box, Inc. (the “Company”), informed the Company of his intention to resign effective October 23, 2026, to pursue other opportunities. Mr. Berkovitch’s decision to resign was not the result of any disagreement with the Company on any matter relating to its financial statements, internal control over financial reporting, operations, policies or practices. The Company thanks Mr. Berkovitch for his many contributions during his eleven-and-a-half years of service with the Company.

Dylan Smith, the Company’s Cofounder and Chief Financial Officer, will serve as interim principal accounting officer, effective upon Mr. Berkovitch’s last day of employment while a search for a permanent replacement is conducted. Mr. Smith will continue to serve as the Company’s Chief Financial Officer and principal financial officer. The information required by Item 5.02(c)(2) of Form 8-K regarding Mr. Smith is included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 13, 2026, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2026	BOX, INC.

	By:	/s/ David Leeb
David Leeb Chief Legal Officer and Corporate Secretary